UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2006

Career Education Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23245	36-3932190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, Illinois 60169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 781-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On September 25, 2006, Career Education Corporation (the “Company”) announced that John M. Larson had stepped down as the Company’s President and Chief Executive Officer. Mr. Larson will remain an employee of the Company and Chairman of the Board of Directors of the Company.

In light of Mr. Larson’s new role, the Company and Mr. Larson entered into that certain First Amendment to the Employment Agreement by and among John M. Larson, Career Education Corporation and CEC Employee Group, LLC (the “Agreement”), dated as of September 24, 2006, by and among John M. Larson, the Company and CEC Employee Group, LLC (the “Amendment”). The Amendment provides that Mr. Larson is to receive a reduced Base Salary of $500,000 per annum. The parties also acknowledge that Mr. Larson’s removal from the offices of President and Chief Executive Officer and the reduction in his Base Salary each constitute Good Reason for termination by Mr. Larson under the terms of the Agreement. The Amendment further provides that upon any termination of Mr. Larson’s employment, the severance payments due to him shall be measured as of September 24, 2006 or as of the date of his termination, whichever measurement date results in the greater severance payment. Except as provided by the Amendment, the Agreement remains in full force and effect.

The description of the terms of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Agreement has been filed as Exhibit 10.11 to the Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 2000 and is incorporated by reference herein.

Section 5—Corporate Governance and Management

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On September 24, 2006, John M. Larson stepped down as the Company’s President and Chief Executive Officer.

On September 24, 2006, the Board of Directors of the Company appointed Robert E. Dowdell, a director of the Company since its inception in January 1994 and Lead Director since July 2004, to the office of interim Chief Executive Officer. Mr. Dowdell has not entered into an employment agreement with the Company and will serve as an at-will employee of the Company. During his service as interim Chief Executive Officer, Mr. Dowdell will receive a base salary of $86,250.00 per month. Mr. Dowdell, age 61, served as Chief Executive Officer and as a director of Marshall & Swift, L.P., a web-hosted software application company, from 1989 until his retirement in January 2006. From 1984 to 1988, Mr. Dowdell served as President of National Education Centers, Inc., a subsidiary of National Education Corporation, Inc. Mr. Dowdell is also the General Partner of RGD Partners, L.P., an investment business, and Chairman of Roof Express, L.P., a software business. Mr. Dowdell received a Bachelor’s of Business Administration in Accounting and a Master’s of Business Administration from the University of Notre Dame. Mr. Dowdell received certification as a public accountant in 1974.

In connection with his appointment to the office of interim Chief Executive Officer, Mr. Dowdell resigned his position as Lead Director. The Board of Directors of the Company has appointed Dennis H. Chookaszian, a Director of the Company since October 2002, as Lead Director.

Section 7—Regulation FD

Item 7.01.              Regulation FD Disclosure.

On September 25, 2006, the Company issued a press release announcing that Mr. Larson had stepped down as President and Chief Executive Officer and that the Board of Directors of the Company had appointed Mr. Dowdell to the office of interim Chief Executive Officer. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. In addition, the Company held a conference call on September 25, 2006 to discuss the announcement. A transcript of this conference call is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1

First Amendment to the Employment Agreement by and among John M. Larson, Career Education Corporation and CEC Employee Group, LLC, dated as of September 24, 2006, by and among John M. Larson, Career Education Corporation and CEC Employee Group, LLC.

99.1	Press Release issued by Career Education Corporation, dated September 25, 2006.

99.2	Transcript of Conference Call of Career Education Corporation held on September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Executive Vice President, Chief Financial Officer
and Assistant Secretary

Dated:  September 27, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Amendment to the Employment Agreement by and among John M. Larson, Career Education Corporation and CEC Employee Group, LLC, dated as of September 24, 2006, by and among John M. Larson, Career Education Corporation and CEC Employee Group, LLC.

99.1	Press Release issued by Career Education Corporation, dated September 25, 2006.

99.2	Transcript of Conference Call of Career Education Corporation held on September 25, 2006.